UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): October 11, 2005

GFR PHARMACEUTICALS INC.
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	000-27959 (Commission File Number)	77-0517964 (I.R.S. Employer Identification No.)
Suite 11405 - 201A Street, Maple Ridge, British Columbia (Address of principal executive offices)		V2X 0Y3 (Zip Code)

Registrant’s telephone number, including area code (604) 460-8440

Not applicable
(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN REPORT

Item 1.02. Termination of a Material Definitive Agreement.

On August 12, 2005, GFR Pharmaceuticals Inc. (“GFRP”) signed a Letter of Intent (the “LOI”) with Harbin Yinhai Technology Development Company Ltd. (“Yinhai”) and Richard Pierce, the president of GFR Pharmaceuticals Inc.

The LOI also provided that the parties would enter into a plan of exchange to give effect to the share exchange between the shareholders of Yinhai and GFRP. On August 18, 2005, GFRP and Yinhai signed the plan of exchange (the “Plan of Exchange”).

The transaction was subject to certain conditions as indicated in the Plan of Exchange. On October 11, 2005, GFRP received notice from legal counsel to Yinhai that Yinhai would not be able to fulfill all the conditions within the required timeframe and as such was terminating the deal. See Exhibit 99.1 - Letter of Termination

Also, see Exhibit 10.1 - Letter of Intent and Exhibit 10.2 - Plan of Exchange attached to Form 8-K filed on August 31, 2005 for more details.

Item 7.01. Regulation FD Disclosure.

Limitation on Incorporation by Reference: In accordance with general instruction B.2 of Form 8-K, the information in this report, including Exhibit 10.1, is furnished under Item 9 and pursuant to Regulation FD, and will not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as will be expressly set forth by specific reference in such filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

The information contained in Exhibits 99.1 are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

99.1	Letter of termination	Included

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, GFR Pharmaceuticals Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

GFR PHARMACEUTICALS INC.

Date: October 11, 2005	By:	/s/ Richard Pierce
Richard Pierce President

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